UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2008

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The discussion under Item 5.02 below is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2008, National Fuel Gas Company (the "Company") and New Mountain Vantage GP, L.L.C. and its affiliates, including the California Public Employees’ Retirement System, ("Vantage") entered into an agreement to settle the proxy contest pertaining to the election of directors to the Company’s Board of Directors (the "Board") at the Company’s 2008 Annual Meeting of Stockholders. Pursuant to the settlement agreement, the Company will increase the size of its Board from 10 to 11 directors and nominate, as a new director, Vantage’s candidate Frederic V. Salerno. In accordance with Vantage’s policies and at their request, Mr. Salerno will receive no compensation for his Board service for as long as Vantage continues to own common stock of the Company. Mr. Salerno will be added to the Company’s original slate of the following continuing directors: Robert T. Brady, Rolland E. Kidder and John F. Riordan. All four candidates will be nominated to serve for a term to expire in 2011. Upon election to National Fuel’s Board, Mr. Salerno will join the Compensation and the Nominating/Corporate Governance Committees.

Pursuant to the settlement agreement, the Company will file a supplement to its definitive proxy statement, filed January 11, 2008, and a new voting card to reflect the four nominees, which will be mailed to the Company’s shareholders. In addition, Vantage will immediately cease efforts related to its own proxy solicitation, and withdraw its Proxy Statement and its own nominations.

Certain of the provisions in the settlement agreement relate to corporate governance matters. For example, in order to have separate individuals serve as Chairman of the Board of Directors and as Chief Executive Officer, the parties agree that, following the February 2008 Annual Meeting, Philip C. Ackerman will continue to serve as Chairman of the Board and David F. Smith will be named Chief Executive Officer of the Company. In addition, future equity awards will vest or become exercisable only upon the attainment of certain performance goals to be established by the Compensation Committee.

Other elements of the settlement agreement include:

· The Company and Vantage have agreed to a standstill whereby, until September 2009, Vantage will not, among other things: acquire voting securities that would increase its beneficial ownership to more than 9.6 percent of the Company’s voting securities; engage in any proxy solicitations or advance any shareholder proposals; attempt to control the Company’s Board, management or policies; call a meeting of shareholders; obtain additional representation to the Board; or effect the removal of any member of the Board.

· The Company and Vantage agree that the Company’s Appalachian acreage, including the Marcellus Shale, is extremely valuable and should be developed with all reasonable speed and on a commercially reasonable best efforts basis. The Company will provide, in conjunction with its quarterly conference call, information on these development efforts, to the extent material and not competitively sensitive.

· The Company reaffirms that it intends to evaluate the divestiture of its assets in the Gulf of Mexico as one key alternative if performance targets set by the Company are not met during this fiscal year. The Company will keep shareholders apprised of its progress in conjunction with its quarterly conference call, to the extent material and not competitively sensitive.

· Vantage will provide to the Company copies of all reports and analyses developed or based upon the research and analysis of Schlumberger Data and Consulting Services.

· The Company will provide its new director, Mr. Salerno, with a copy of the Morgan Stanley report and the other reports, materials and information reviewed by non-executive directors of the Board in evaluating or analyzing Vantage’s suggestions.

· The Company will, with the cooperation of Vantage, file motions to withdraw the petitions it previously filed with the Pennsylvania Public Utility Commission and the New York State Public Service Commission that had requested each regulatory agency take action with respect to the Vantage’s investment in the Company.

· The Company and Vantage agree that, on a semi-annual basis designated representatives from Vantage will be provided an opportunity to meet with the Board. These meetings will afford Vantage an opportunity to bring its ideas to the Board for its reasonable consideration.

· In addressing other corporate governance matters, the Company will amend the charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee to provide for annual performance reviews of individual directors to be presented to the full Board; amend its administrative rules to provide that, subject to certain exceptions, future equity awards will vest or become exercisable only upon the attainment of certain performance goals; and cause the adoption or disclosure of target levels of beneficial ownership of shares of Common Stock for each director.

The foregoing description of the settlement agreement is qualified in its entirety by reference to the full text of the settlement agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference. A press release issued by the Company and Vantage regarding the settlement is attached as Exhibit 99.1 hereto.

Information concerning David F. Smith, including the positions he holds with the Company and his business experience during the past five years, is included in the Company’s definitive proxy statement, filed January 11, 2008, under Annex A thereto, and such information is incorporated by reference. Mr. Smith, age 54, is not employed pursuant to an employment agreement with the Company. He is a party to an Employment Continuation and Noncompetition Agreement with the Company, which would become effective upon a change in control of the Company. In addition, Mr. Smith and the Company are parties to a Retirement Benefit Agreement that provides Mr. Smith with certain retirement benefits in the event the Company terminates him without cause, or Mr. Smith terminates employment with good reason, prior to the first day of the month after which Mr. Smith reaches 57 ½ years of age. Information concerning the Employment Continuation and Noncompetition Agreement and the Retirement Benefit Agreement is included in the Company’s definitive proxy statement, filed January 11, 2008, under the headings "Compensation Discussion and Analysis" and "Potential Payments Upon Termination or Change-in-Control," and such information is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 - Settlement Agreement dated January 24, 2008

Exhibit 99.1 - Press Release dated January 24, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

January 24, 2008	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement dated January 24, 2008
99.1	Press Release dated January 24, 2008